UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 2, 2015

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Charter)

Colorado	001-34411	84-0467208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 East Anderson Lane Austin, Texas	78752-1602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 836-1010

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On October 1, 2015, National Western Life Insurance Company, a Colorado corporation (“NWLI Colorado”), completed its previously announced holding company reorganization pursuant to the Agreement and Plan of Merger, dated April 6, 2015 (the “Reorganization Agreement”), among NWLI Colorado, National Western Life Group, Inc., a Delaware corporation (“NWLI Delaware”), and NWLIC MergerCo, Inc., a Colorado corporation (“MergerCo”). The Reorganization Agreement provided for the merger of NWLI Colorado with MergerCo (the “Merger”), with NWLI Colorado surviving the Merger as a wholly owned subsidiary of NWLI Delaware, and the conversion of each share of Class A common stock, par value $1.00 per share, of NWLI Colorado (“Oldco Class A Stock”) and each share of Class B common stock, par value $1.00 per share, of NWLI Colorado (“Oldco Class B Stock”) issued and outstanding immediately prior to the effective time of the Merger, into one duly issued, fully paid and non-assessable share of Class A common stock, par value $0.01 per share, of NWLI Delaware (“Newco Class A Stock”) or Class B common stock, par value $0.01 per share, of NWLI Delaware (“Newco Class B Stock”), respectively (collectively with the other transactions contemplated by the Reorganization Agreement, the “Reorganization”). In addition, each outstanding option to acquire, or stock appreciation rights (“SARs”) relating to, shares of Oldco Class A Stock automatically converted into an option to acquire, or SARs relating to, on the same terms and conditions, an identical number of shares of Newco Class A Stock. As a result of the Reorganization, NWLI Delaware replaced NWLI Colorado as the publicly held company. The Reorganization was approved by the shareholders of NWLI Colorado at its Annual Meeting of Shareholders held on June 19, 2015.

The foregoing description of the Reorganization is not complete and is qualified in its entirety by reference to the Reorganization Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Reorganization, on July 17, 2015, NWLI Colorado notified the NASDAQ Stock Market (“NASDAQ”) that each issued and outstanding share of Oldco Class A Stock would be converted into one share of Newco Class A Stock and NWLI Colorado requested that NASDAQ suspend trading of the Oldco Class A Stock, and commence trading of the Newco Class A Stock, as of the open of business on October 2, 2015. As of the open of business on October 2, 2015, NASDAQ suspended trading of the Oldco Class A Stock and shares of Newco Class A Stock commenced trading on the NASDAQ under the symbol “NWLI”, which was the symbol used by NWLI Colorado prior to the Reorganization.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Reorganization, shareholders of NWLI Colorado became stockholders of NWLI Delaware, and the rights of such stockholders are now defined by the Delaware General Corporation Law, the Restated Certificate of Incorporation of NWLI Delaware (the “Certificate of Incorporation”) and the Bylaws of NWLI Delaware (the “Bylaws”). The Certificate of Incorporation and Bylaws are attached hereto as Exhibits 3.1 and 3.3, respectively, and are incorporated herein by reference. Information about the difference in stockholder rights as a result of the Reorganization was previously disclosed in the Registration Statement on Form S-4 of NWLI Delaware (File No. 333-203257) declared effective by the SEC on April 29, 2015, as amended and supplemented by the prospectus supplement filed on June 12, 2015.

The Certificate of Incorporation and Bylaws, which are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Reorganization Agreement, the directors of NWLI Delaware are the same individuals who were directors of NWLI Colorado immediately prior to the Reorganization.

NWLI Delaware will adopt all of NWLI Colorado’s effective Form S-8 registration statements under the Securities Act of 1933 and, pursuant to the Reorganization Agreement, has assumed the National Western Life Insurance Company 1995 Stock and Incentive Plan and the National Western Life Insurance Company 2008 Incentive Plan.

Item 8.01.	Other Events.

As of October 2, 2015, the Newco Class A Stock is deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934 pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), NWLI Delaware is the successor issuer to NWLI Colorado. As a result, effective as of October 2, 2015, future filings with the SEC will be filed by NWLI Delaware under CIK No. 0001635984.

On October 2, 2015, NWLI Colorado issued a press release relating to the consummation of the Reorganization. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated April 6, 2015, among National Western Life Insurance Company, a Colorado corporation, National Western Life Group, Inc., a Delaware corporation, and NWLIC MergerCo., Inc. (Incorporated by reference to Annex I of the Supplement to the Proxy Statement/Prospectus (File No. 333-203257) filed with the SEC on June 12, 2015).

3.1
Restated Certificate of Incorporation of National Western Life Group, Inc. (Incorporated by reference to Annex II of the Supplement to the Proxy Statement/Prospectus (File No. 333-203257) filed with the SEC on June 12, 2015).

3.2	Bylaws of National Western Life Group, Inc. (Incorporated by reference to Annex III of the Supplement to the Proxy Statement/Prospectus (File No. 333-203257) filed with the SEC on June 12, 2015).

99.1	Press Release, dated October 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: October 2, 2015	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated October 2, 2015.